As filed with the Securities and Exchange Commission on July 30, 2008
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTEGRA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	35-1632155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
21 S.E. Third Street
P.O. Box 868
Evansville, Indiana 47705-0868
(812) 464-9677
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin M. Zorn
Integra Bank Corporation
21 S.E. Third Street
Evansville, Indiana 47705-0868
(812) 461-5794
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David C. Worrell
Baker & Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Amount of
Securities to be Registered(1)		Aggregate Offering Price(1)	Registration Fee(2)
Common Stock Preferred Stock Warrants(3) Units(4)	}	$100,000,000	$3,930

(1)	This registration statement registers an indeterminate amount of securities of each identified class, with an aggregate public offering price not to exceed $100,000,000. No separate consideration will be received for common stock or preferred stock issued upon conversion of the preferred stock or upon exercise of warrants registered hereunder, as the case may be. The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with the offering of the securities hereunder.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase shares of common stock or preferred stock registered hereby.
(4)	Subject to note (1) above, we are registering an indeterminate number of units, which will be comprised of two or more of the securities registered hereby in any combination.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2008

Prospectus

$100,000,000

INTEGRA BANK CORPORATION

Common Stock

Preferred Stock

Warrants

Units

By this prospectus, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. The preferred stock may be convertible into or exchangeable for our common stock or our other securities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities.

We may offer and sell these securities to or through one or more underwriters or dealers, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the Nasdaq Global Market under the symbol “IBNK”. On          , 2008, the last reported sale price for our common stock was $[     ].

You should read carefully both this prospectus and any prospectus supplement or other offering material before you invest. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

The date of this prospectus is          , 2008.

About this Prospectus

This prospectus is part of a registration statement utilizing the “shelf” registration process that we filed with the Securities and Exchange Commission, or the SEC, which registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about our company and the securities. The registration statement can be read at the SEC’s web site (www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Incorporation of Documents by Reference.” We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are only offering the securities in jurisdictions where offers are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents.

Unless the context otherwise requires or unless the prospectus supplement otherwise indicates, “Integra,” “we,” “us,” “our” and similar terms refer to Integra Bank Corporation and its subsidiaries.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or buy only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Integra Bank Corporation and Integra Bank, N.A.

We are a bank holding company incorporated in the State of Indiana. We conduct our commercial banking business through our wholly-owned subsidiary, Integra Bank, N.A., or Integra Bank, which has its main office in Evansville, Indiana and operates 80 banking centers and five loan production offices located in Indiana, Kentucky, Illinois, Ohio and Tennessee. Integra Bank offers a wide variety of commercial banking services and financial products to individuals, businesses and public sector entities in its primary market areas in the Midwest. Our primary business is that of a traditional banking institution, accepting deposits and originating loans in the Midwest. Lending activities include commercial business and commercial real estate loans, agricultural business loans, construction and land development loans, one- to four-family residential loans and consumer loans. As of June 30, 2008, we had total consolidated assets of $3.4 billion, total deposits of $2.3 billion and total shareholders’ equity of $319.5 million.

Our common stock trades on the Nasdaq Global Market under the symbol “IBNK.”

Integra Bank Corporation is subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System, or the FRB, as a bank holding company. Integra Bank is subject to comprehensive regulation, examination and supervision by the Office of the Comptroller of the Currency, or the OCC, and the Federal Deposit Insurance Corporation, or the FDIC.

Our principal executive offices are located at 21 S.E. Third Street, Evansville, Indiana 47705-0868. Our telephone number is (812) 464-9677.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 9 of this prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains, and the documents incorporated by reference herein and any prospectus supplement hereto may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

These risks, uncertainties and other factors include:

•	the impact of the current slowing economy, including ongoing disruptions in the housing and credit markets, either on a national basis or in the markets in which we do business;

•	changes in the interest rate environment that reduce our net interest margin;

•	increases in our charge-offs and loan loss provisions;

•	our ability to maintain required capital levels and adequate sources of funding and liquidity;

•	changes and trends in capital markets;

•	competitive pressures among depository institutions;

•	effects of critical accounting policies and judgments;

•	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies;

•	legislative or regulatory changes or actions, or significant litigation that adversely affects us or our business;

•	our ability to attract and retain key personnel; and

•	our ability to secure confidential information through our computer systems and telecommunications network.

Investors should consider these risks, uncertainties and other factors when considering any forward-looking statement.

We discuss many of these risks in greater detail under the heading “Risk Factors” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and will discuss these risks under the heading “Risk Factors” in a prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. You should read our cautionary statements as being applicable to all related forward-looking statements whenever they appear in:

•	this prospectus and materials referred to in this prospectus;

•	the materials incorporated by reference into this prospectus; and

•	our press releases.

Use of Proceeds

We expect to use the net proceeds from the sale of the securities for general corporate purposes. Our general corporate purposes may include financing capital commitments and future acquisitions. We will describe in greater detail the use of the net proceeds in the prospectus supplement for any specific offering. Currently, we have no agreements or understandings with other parties concerning any material acquisitions.

Regulation and Supervision

Our principal subsidiary, Integra Bank is a national banking association and is subject to regulation and supervision by the OCC and by the FDIC. As the holding company for Integra Bank, we are a bank holding company subject to regulation and supervision by the FRB.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the preferred stock and common stock we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances Integra Bank may make to us are restricted by federal statutes and regulations. The OCC and the FDIC can limit Integra Bank’s payment of dividends based on, among other factors, the maintenance of adequate capital for such subsidiary bank.

In addition, there are various statutory and regulatory limitations on the extent to which Integra Bank can transfer funds or assets to us, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving Integra Bank and us are limited in amount to 10% of Integra Bank’s capital and surplus and, with respect to us and any nonbanking subsidiaries, to an aggregate of 20% of Integra Bank’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2007, and the subsequent quarterly and current reports filed by us with the SEC pursuant to the Exchange Act, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders.

Changes to the laws and regulations applicable to us or our subsidiaries can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries’ financial condition or results of operations.

Ratio of Earnings to Fixed Charges and Ratio of Earnings
to Fixed Charges and Preferred Stock Dividends

Our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference into this prospectus.

We will compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of this computation, earnings are defined as income before income taxes, plus interest expense, including amortization of debt discount and expense related to indebtedness and an estimated interest portion of rental expense. Fixed charges are defined as interest expense, including amortization of debt discount and expense related to indebtedness plus an estimated interest portion of rental expense.

We will compute the ratio of earnings to fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and dividends on preferred stock.

Description of Securities We May Offer

Authorized stock

Our authorized capital stock consists of 29,000,000 shares of common stock, stated value $1.00 per share, of which 20,758,485 shares were outstanding as of June 30, 2008, and 1,000,000 shares of preferred stock, no par value, of which none were outstanding as of such date. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. The following summary description of our capital stock is qualified in its entirety by reference to our Restated Articles of Incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. The holders of shares of common stock are not entitled to cumulate their votes in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors. The holders of shares of common stock are entitled to receive such dividends as our Board of Directors may from time to time, and in its discretion, declare from any assets legally available therefor.

The holders of our common stock are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The holders of common stock are not subject to further calls or assessments by us. Upon our liquidation, after payment or provision for payment of all of our obligations and any liquidation preference of any outstanding preferred stock, the holders of our common stock are entitled to share ratably in our remaining assets.

Our common stock is traded on the Nasdaq Global Market under the symbol “IBNK.”

The transfer agent and registrar for our common stock is Integra Bank, N.A., P.O. Box 868, Evansville, Indiana 47705-0868.

Preferred stock

We are authorized to issue 1,000,000 shares of preferred stock, without par value, in one or more series with respect to which our Board of Directors, without shareholder approval, may determine voting, conversion and other rights which could adversely affect the rights of the holders of common stock. Currently, no shares of authorized preferred stock are issued or outstanding. Shareholders do not have preemptive rights to subscribe for shares of preferred stock.

The rights of the holders of our common stock would generally be subject to the prior rights of the preferred stock with respect to dividends, liquidation preferences and other matters. The dividend rights, dividend rates, conversion rights, conversion prices, voting rights, redemption rights and terms (including sinking fund provisions, if any), the redemption price or prices and the liquidation preferences of any series of the authorized preferred stock and the numbers of such shares of preferred stock in each series will be established by our Board of Directors as such shares are to be issued. It is not possible to state the actual effect of the preferred stock on the rights of holders of common stock until our Board of Directors determines the rights of the holders of a series of the preferred stock. However, such effects might include (i) restrictions on dividends; (ii) dilution of the voting power to the extent that the shares of preferred stock were given voting rights; (iii) dilution of the equity interest and voting power if the shares of preferred stock were convertible into common stock; and (iv) restrictions upon any distribution of assets to the holders of common stock upon liquidation or dissolution until the satisfaction of any liquidation preference granted to holders of the preferred stock.

Our ability to pay dividends on and redeem shares of preferred stock is subject to policies established by the FRB.

Furthermore, although we have no present intention to do so, our Board of Directors could direct us to issue, in one or more transactions, shares of preferred stock, additional shares of common stock or rights to purchase such shares (subject to the limits imposed by applicable laws and the rules of the Nasdaq Global Market or any other stock exchange applicable to us) in amounts which could make more difficult and, therefore, less likely, a takeover, proxy contest, change in our management or any other extraordinary corporate transaction, which might be opposed by the incumbent board of directors. Any issuance of preferred stock or of common stock could have the effect of diluting the earnings per share, book value per share and voting power of common stock held by our shareholders.

Warrants

This section describes the general terms and provisions of the warrants that we may offer pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued alone or together with other of our securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial holders of warrants.

This section summarizes the general terms and provisions of the forms of warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. We urge you to read the applicable form of warrant agreement and the form of warrant certificate that we will file in relation to an issue of any warrants.

If warrants for the purchase of common stock or preferred stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•	the total number of shares that can be purchased upon exercise and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the number of warrants being offered with each share of common stock or preferred stock and, in the case of warrants for preferred stock, the designation and terms of the series of preferred stock with which the warrants are being offered;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased upon exercise and the price at which the common stock or preferred stock may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

Unless the applicable prospectus supplement provides otherwise, warrants will be in registered form only. Until any warrants to purchase preferred stock or common stock are exercised, holders of the warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

A holder of warrant certificates may:

•	exchange them for new certificates of different denominations;

•	present them for registration of transfer; and

•	exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

Unless the applicable prospectus supplement provides otherwise, a holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Unless the applicable prospectus supplement provides otherwise, the following describes generally the provisions relating to amending and supplementing the warrant agreements.

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We and the warrant agent may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

The warrant certificate and the applicable prospectus supplement will describe the events requiring adjustment to the warrant exercise price or the number or principal amount of securities issuable upon exercise of the warrant.

Units

This section describes the general terms of the units, comprised of one or more of the other securities described in this prospectus, that we may offer pursuant to this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any applicable prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” below.

Important Provisions of our Articles of Incorporation and Indiana Law

Under the Indiana Business Corporation Law (the “IBCL”), directors of a corporation are required to discharge their duties (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner the directors reasonably believe to be in the best interests of the corporation. However, the IBCL exonerates directors from liability for breach of these standards of conduct unless the breach constitutes willful misconduct or recklessness. This exoneration from liability may not affect the availability of equitable relief, including injunctions. Furthermore, the exoneration from liability under Indiana law does not affect the liability of directors for violations of the federal securities laws.

Our Restated Articles of Incorporation require the approval of a “supermajority” of our shareholders for any merger, consolidation or acquisition of us by another corporation that has not been approved by our Board of Directors. Instead of a majority vote requirement (or the absence of any required shareholder vote), such a transaction would require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of common stock and eighty percent (80%) of the outstanding shares of preferred stock.

Under Section 23-1-42 to 23-1-42-11 of the IBCL, or the control share provisions, any person or group of persons that acquires the power to vote one-fifth or more of the shares of an “issuing public corporation” will not have the right to vote such shares unless granted voting rights by the holders of a majority of the outstanding shares of the corporation and by the holders of a majority of the outstanding shares excluding “interested shares.” Interested shares are those shares held by the acquiring person, officers of the corporation and employees of the corporation who are also directors of the corporation. If the approval of voting power for the shares is obtained, additional shareholder approvals are required when a shareholder acquires the power to vote one-third or more and a majority or more of the voting power of the corporation’s shares. In the absence of such approval, the additional shares acquired by the shareholder may not be voted. If the shareholders grant voting rights to the shares after a shareholder has acquired a majority or more of the voting power, all shareholders of the corporation are entitled to exercise statutory dissenters’ rights and to demand the value of the shares in cash from the corporation. If voting rights are not accorded to the shares, the corporation may have the right to redeem them. The control share provisions do not apply to acquisitions of voting power pursuant to a merger or share exchange agreement to which the corporation is a party. An “issuing public corporation” means an Indiana corporation which has 100 or more shareholders, its principal place of business, its principal office or substantial assets are within Indiana and either (1) more than 10% of its shareholders are Indiana residents, (2) more than 10% of its shares are owned by Indiana residents or (3) 10,000 of its shareholders reside in Indiana. A corporation can elect to not be subject to the control share provisions by adopting a By-law provision to that effect. Our By-laws do not currently include such a provision; however, our Board of Directors could add it to our By-laws without a shareholder vote.

Sections 23-1-43 to 23-1-43-24 of the IBCL, or the business combination provisions, prohibit a person who acquires beneficial ownership of 10% or more of the shares of an Indiana corporation (an “interested shareholder”) that has 100 or more shareholders, or any affiliate or associate of an interested shareholder, from effecting a merger or other business combination with the corporation for a period of five years from the date on which the person became an interested shareholder, unless the transaction in which the person became in interested shareholder was approved in advance by the corporation’s Board of Directors. Following the five-year period, a merger or other business combination may be effected with an interested shareholder only if (1) the business combination is approved by the corporation’s shareholders excluding the interested shareholder and any of its affiliates or associates, or (2) the consideration to be received by shareholders in the business combination is at least equal to the highest price paid by the interested shareholder in acquiring its interest in the corporation, with certain adjustments, and certain other requirements are met. The business combination provisions broadly define the term “business combination” to include mergers, sales or leases of assets, transfers of shares of the corporation, proposals for liquidation and the receipt by an interested shareholder of any financial assistance or tax advantage from the corporation, except proportionately as a shareholder of the corporation.

The overall effect of these provisions may be to render more difficult or to discourage a merger, a tender offer, a proxy contest, or the assumption of control by a holder of a large block of our common stock or other person, or the removal of incumbent management, even if those actions may be beneficial to our shareholders generally.

Plan of Distribution

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Legal Matters

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Baker & Daniels LLP, Indianapolis, Indiana, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements incorporated in this registration statement by reference from Integra Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Crowe Chizek and Company LLC, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Integra Bank Corporation for the year ended December 31, 2005, incorporated in this registration statement by reference from Integra Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We are subject to the information and periodic reporting requirements of the Exchange Act. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. Certain information is also available on our website at www.integrabank.com.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (including information specifically incorporated by reference into our Form 10-K from our proxy statement for our 2008 annual meeting of shareholders);

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008;

•	Current Reports on Form 8-K filed on January 31, 2008; February 20, 2008; June 18, 2008 and July 24, 2008; and

•	The description of our common stock contained in our registration statement on Form 8-A filed on March 20, 1998, as amended on June 12, 1998.

In addition, we incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.integrabank.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write us at the following address: 21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868, Attention: Secretary; (812)-461-5794.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount to
be Paid

Securities and Exchange Commission registration fee	$3,930
Legal fees and expenses	50,000
Accounting fees and expenses	25,000
Printing and engraving expenses	3,500
Miscellaneous	5,000

Total	$87,430

Item 15.	Indemnification of Directors and Officers

The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

The Registrant may also voluntarily undertake to provide for indemnification of directors, officers and employees of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Registrant (or at the last not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).

In addition, the Registrant has a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), subject to applicable retentions.

Item 16.	Exhibits

The list of exhibits is incorporated by reference from the Index to Exhibits on page E-1.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on July 30, 2008.

INTEGRA BANK CORPORATION

By:	/s/ Michael T. Vea
Michael T. Vea
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Michael T. Vea and Martin M. Zorn, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Michael T. Vea and Martin M. Zorn, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael T. Vea Michael T. Vea	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2008

/s/ Martin M. Zorn Martin M. Zorn	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	July 30, 2008

/s/ Michael B. Carroll Michael B. Carroll	Senior Vice President and Controller (Principal Accounting Officer)	July 30, 2008

/s/ Sandra Clark Berry Sandra Clark Berry	Director	July 30, 2008

/s/ Robert L. Goocher Robert L. Goocher	Director	July 30, 2008

Dr. H. Ray Hoops	Director

S-1

Signature	Title	Date

/s/ Thomas W. Miller Thomas W. Miller	Director	July 30, 2008

/s/ Arthur D. Pringle III Arthur D. Pringle III	Director	July 30, 2008

Bradley M. Stevens	Director

/s/ Richard M. Stivers Richard M. Stivers	Director	July 30, 2008

Robert W. Swan	Director

/s/ William E. Vieth William E. Vieth	Director	July 30, 2008

/s/ Daniel T. Wolfe Daniel T. Wolfe	Director	July 30, 2008

S-2

INDEX TO EXHIBITS

Exhibit
Number		Description

1	.1*	Form of underwriting or purchase agreement
4.1		Restated Articles of Incorporation of Integra Bank Corporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-A/A dated June 12, 1998)
4.2		Articles of Amendment dated May 17, 2000 of Integra Bank Corporation (incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2000)
4.3		Articles of Amendment dated July 18, 2001 of Integra Bank Corporation (incorporated by reference to Exhibit A of Exhibit 1 to the Registrant’s Current Report on Form 8-K dated July 18, 2001)
4.4		By-Laws of Integra Bank Corporation (as amended through December 19, 2007) (incorporated by reference to Exhibit 3(b) to the Registrant’s Current Report on Form 8-K dated December 19, 2007)
4	.5*	Articles of Amendment Designating Terms of Preferred Stock
4	.6*	Form of Preferred Stock Certificate
4	.7*	Form of Warrant Agreement
4	.8*	Form of Warrant Certificate
4	.9*	Form of Unit Agreement
5.1		Opinion of Baker & Daniels LLP
12	.1*	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1		Consent of Independent Registered Public Accounting Firm, Crowe Chizek and Company LLC
23.2		Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP
23.3		Consent of Baker & Daniels LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (included on the Signature Page of this Registration Statement)

*	To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.

E-1